UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  May 9, 2011

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As Life Partners Holdings, Inc. (“we”) previously disclosed, the Securities and Exchange Commission (“SEC”) has been investigating our life settlement business.  We have cooperated in the SEC’s investigation and have provided information and testimony.

On May 9, 2011, we received a “Wells notice” from the staff of the SEC stating that the staff will recommend that the SEC bring a civil injunctive action against us and two of our directors and executive officers, Brian D. Pardo and R. Scott Peden, for possible violations of Section 17(a) of the Securities Act of 1933, Sections 10(b) and 13(a) of the Securities Exchange Act of 1934, and certain rules thereunder.  We understand at present that the primary basis for the proposed civil action relates to our knowledge of and disclosures about the accuracy of the estimates of the life expectancies of settlors.

The Wells notice is neither a formal allegation nor a finding of wrongdoing.  Upon receipt of a Wells notice, the recipient is afforded an opportunity to present its positions with respect to the staff’s recommendation before the SEC decides whether an enforcement action will be authorized.  We intend to respond by setting forth our positions and explaining why we believe an enforcement action is not warranted.  We cannot predict whether the SEC will accept our positions or follow the recommendations of the Staff and initiate an enforcement action.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2011
Life Partners Holdings, Inc.

By:	/s/ David M. Martin
David M. Martin
Principal Financial Officer